[EXHIBIT 10.1.1]

                  STOCK PURCHASE AGREEMENT

     This agreement is xentered into this 21st day of May, 2003, by and between Film And Music Entertainment, loc., ("FAME") a Nevada corporation, formerly known as PERVASYS, INC. ("PVYS"), on the one hand, and the Chamberlain Family Trust ("CFT"), their assigns and/or nominees, on the other hand, with respect to CFT's ownership of Myrob Properties, Inc., ("Myrob"), a California corporation.

     Whereas CFT is the sole owner for all issued and outstanding shares of Myrob;

     Whereas CFT desires to sell all such shares of Myrob to FAME;

     Whereas FAME shal] own 100% of the issued and outstanding shares of Myrob after this Stock Purchase Agreement;

     And Whereas F AME desires to purchase such shares in Myrob in consideration of newly issued common shares of FAME (or common shares of PVYS if this agreement is completed prior to the perfection of the FAME change of name, CUSIP number and related matters).

     Therefore, WE HAYE AGREED that:

1. CFT hereby agrees to transfer and does transfer all of its ONE THOUSAND (1,000) common shares of Myrob to FAME.

2. On behalf of Myrob, Michael Criscione as its president warrants and represents that these ONE THOUSAND (1,000) common shares are the only issued and outstanding shares of Myrob. (Michael Crisicone indicates his acknowledgement by initialing here -)

3. Myrob, CFT and Michael Criscione make no warranties or representations as to the value of any property listed as assets of Myrob as set forth in Exhibit B attached hereto.

4. Other than as expressly stated in Exhibit B, Myrob, CFT and Michael Criscione make no representations or warranties as to the quality of their ownership of assets of Myrob as set forth in Exhibit B attached hereto. All of these assets are included in the transfer set forth in this agreement "as is".

5. CFT warrants and represents that it has the authority and power to enter into this agreement, and that its ownership and control of the common shares in Myrob set forth herein are owned "free and clear", and not subject to any claims or offsets.

6. In consideration for the ONE THOUSAND (1,000) common shares of Myrob granted by CFT to FAME, FAME hereby grants to CFT eighteen million (18,000,000) new common shares of FAME.

7. Such shares shall be Regulation 144 common shares, as such are defined by the Securities Exchange Commission.

8. Such shares shall be subject to volume restrictions, and no more than 1/8th of such common shares maybe be sold during any six (6) month period, as more fully set forth in Exhibit A, and subject to the same terms and conditions set out in the Voting Trust Agreement, as it may be revised.

9. Myrob, CFT, and Michael Criscione acknowledge that a) they have had ample opportunity to review the business and documentation concerting FAME; b) as directors in FAME, they are not members of the general public; c) they are qualified investors; d) the asset and market value of FAME is negligible, and will be largely based on the assets held by Myrob as set forth in Exhibit B; e) that thev are familiar

With all the risk factors affecting the fame common shares;
f) that FAME has held its directors and officers harmless for actions prior to May 14, 2003; and g) there have been no additional inducements to Myrob, CFT or Michael Criscione from FAME, its officers or directors to enter into this agreement.


10. The terms of this agreement shall be subject to the terms of the confidentiality agreement attached hereto.

11. All other terms and conditions shall be subject to the good faith, reasonable negotiation within industry custom and standards for public entertainment companies in Los Angeles, California. This agreement shall be deemed entered into and wholly performed in Los Angeles, California and subject to the laws and jurisdiction hereof. Any dispute arising hereunder shall be submitted to binding arbitration with the American Arbitration Association in Los Angeles, California, and adjudicated in accordance with their rules of Commercial Arbitration.


12. This agreement shall be subject to reasonable review and approval of the Board of Directors of FAME, its corporate council and SEC counsel.

     This agreement is entered into this 21st day of May, 2003 in Los Angeles, California.

Chamberlain Family Trust       Film and Music Entertainment, Inc.


/s/Greg Chamberlain            Lawrence S. Lotman
--------------------------     ----------------------------------
Greg Chamberlain, Trustee      Lawrence S. Lotman,
                               Corporate Secretary



Ratified and affirmed


/s/Michael Criscione
--------------------------
Michael Criscione, individually
And as President of Myrob Properties, Inc.

                            EXHIBIT B

                   MYROB LIST OF ASSETS OWNED

The officers and shareholders of Myrob Properties, Inc. ("Myrob") represent and warrent that the interests, rights and claims as listed below are currently owned by Myrob, that this list shall be attached to that certain Stock Swap Agreement dated May 21, 2003 by and between Myrob and Film and Music Entertainment, Inc. (F AME), becoming a part of the whole thereof, and that should any such interest, right or claim listed below prove not to be an asset of Myrob, the Or1icers and/or shareholders shall substitute an asset of equal or greater value, such substitution subject to the approval of the Board of Directors of FAME, such approval not to be unreasonably witliheld:


   Two Thirds (2/3) of an undividcd 46% interest as Tenants in Common in and to an undeveloped 1120 acre parcel of real estate in San Bernardino County, California (APN 0490- 223-7,112,22,29 and 30), with a recorded First Trust Deed in the amount of $75,000, such Trust Deed to be current at the tune of tra11sfer, and contractual obligations not exceed $200,000 against the entire of the Title interests. Such property shall be valued net of offsets accruing in and to Suanne Honey, Esq. Myrob agrees to provide an executed Grant Deed to FAME at the time of transfer;

   A 50% undivided interest as Tenants in Common to an Undeveloped
   19.6 acre parcel of real estate in Riverside County, California (APN 747-210-008,027) owned free and clear of any encumbrance accept for taxes now due and payable. Such property shall be valued net of offsets accruing in and to Suanne Honey, Esq. Myrob agrees to provide an executed Grant Deed to F AME at the time of transfer;

   A claim against Kirk T. Mulhearn and Kirk Timothy Mulhearn, Inc. for the alienation of the balance of the 19.6 acre parcel referred to in 2 above. The Officers and shareholders of Myrob agree to cooperate in good faith in pursuing all reasonable remedies in perfecting this claim. Such property shall be valued net of offsets accruing in a11d to Suanne Honey, Esq.

   All rights, claims and interests received by Myrob from Quick Feather Pictures, Inc- and/or Michael Criscione, his assigns and/or successors in and to the motion picture "The Biggest Fan" including those awarded by Arbitration the sum of which shall equal all of their respective rights in and to such motion picture.

   All rights, claims and interests received by Myrob from Michael Crisione, his assigns and or successors in and to the motion picture "L.A. Goddess".



Myrob and its officers believe that they hold the properties listed hereinabove based on the documentation attached hereto as Exhibit "C". They believe that the properties have value based on the appraisals attached hereto as Exhibit "D". However, Myrob, its directors and officers transfer these properties, interests and claims in "as is" forn, and make no representations or warranties as to the validity of claims, accuracy of appraisals or other materials attached hereto. They state only that, to the best of their own personal knowledge, these documents were prepared in due ordinary course of good faith, reasonable business, and that they personally believe their rights and claims to be valid

FAME represents and warrants that it has the authority to accept the stock of Myrob and to issue Rule 144 restricted stock subject to the Voting Trust Agreement, attached hereto as Exhibit "A". No other representations or warranties are made or implied by either party .

                                 On behalf of Myrob:


/s/Michael Meyer                 /s/Michael Crisione, President
---------------------------      ----------------------------------
Michael Meyer, CEO               Michael Crisione, President



                                 /s/Michael Criscione
                                 ----------------------------------
                                 Michael Crisione, sole stockholder